CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42915, of A.T. Cross Company on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the years ended December 31, 2003.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 23, 2004